UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): July 21, 2016

Eagle Bancorp Montana, Inc
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-34682	27-1449820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1400 Prospect Ave., Helena, Montana 59601
(Address of Principal Executive Offices) (Zip Code)

(406) 442-3080
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

The information required by this Item is contained in Item 4.02 of this Current Report and is incorporated herein by reference.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 21, 2016, the Board of Directors of Eagle Bancorp Montana, Inc. (the “Company”) determined that the Company had incorrectly reported interest income for the quarter ended March 31, 2016 included in the Company’s Quarterly Report for such period (the “First Quarter 10-Q”).  As a result, the Board concluded that the Company will restate the unaudited condensed consolidated financial statements for the quarter ended March 31, 2016 and that previously issued unaudited condensed consolidated financial statements included in the First Quarter 10-Q should no longer be relied upon.  The Company’s wholly owned subsidiary, Opportunity Bank of Montana (the “Bank”), intends to amend its consolidated report of condition and income for March 31, 2016 as appropriate.

The restatement will reduce the Company’s net income for the quarter ended March 31, 2016 by $176,000 to $647,000, or $0.17 per diluted share. Management determined that mortgage loans sold with servicing retained continued to accrue interest income even after they were not on the Bank’s books.  It was also determined that the effective date of mortgage loans sold were posted as of the first of the following month, instead of being dated the settlement date of the sale.  As a result of these matters, the Company’s interest and fees on loans was overstated.

To effect the restatement, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 (the “Second Quarter 10-Q”) will include the restated unaudited quarterly financial information for the quarter ended March 31, 2016.  The Company intends to file its Second Quarter 10-Q as soon as practicable. Additionally, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 will restate the comparable prior quarter. The First Quarter 10-Q will not be amended.

Management is continuing to assess the effect of the restatement on the Company’s internal control over financial reporting and its disclosure controls and procedures.  Management will report its conclusion on internal control over financial reporting and disclosure controls and procedures upon completion of the restatement process.

The Company’s Audit Committee and management team have each discussed the matters disclosed in this Item 4.02 with the Company’s independent registered accounting firm.

A copy of the press release issued by the Company regarding the restatement is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibit is filed as part of this report:

Exhibit No.	Description

99.1	Press release dated July 27, 2016, issued by Eagle Bancorp Montana, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eagle Bancorp Montana, Inc

Date: July 27, 2016	By:	/s/ Peter J. Johnson
Peter J. Johnson
President and Chief Executive Officer